UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2023
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer and Appointment of Interim Chief Executive Officer

On September 29, 2023, the Board of Directors of the Company (the “Board”) appointed Jason C. Dies, Executive Vice President and Group Executive of the Company, to the position of Interim Chief Executive Officer of the Company effective October 2, 2023 (the “Transition Date”).  In connection with Mr. Dies’ appointment, Marc Lautenbach will step down from his position as President and Chief Executive Officer and as a member of the Board, effective as of the Transition Date.  These actions were not related to any matter regarding the business or the Company’s operations, financial condition, reported financial results, internal controls or disclosure controls and procedures.  Mr. Lautenbach and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) providing for the severance payments and benefits provided for under the Company’s Severance Pay Plan, determined in accordance with the Company’s general practices for determining severance pay, as well as the benefits he is entitled to upon retirement, in each case, as disclosed in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 14, 2023.

Mr. Dies, age 53, has served as the Company’s Executive Vice President since October 2017 and Group Executive since January 2023, in which role he is responsible for managing the Company’s Sending Technology Solutions (SendTech) and Presort Services business units, as well as the functional groups of Human Resources, Information Technologies, Marketing and Communications.  Previously, Mr. Dies served as President of SendTech between July 2015 and October 2017.  Prior to joining Pitney Bowes in July 2015, Mr. Dies had a 20-year career at IBM, where he served most recently as General Manager, Public Sector for IBM Global Technology Services, North America.  Mr. Dies graduated from Cornell University with a Bachelor of Arts in Government, and holds a Masters of Arts in Political Science from the University of Pennsylvania. He serves on the Connecticut Board of The American Red Cross.

In connection with Mr. Dies’ appointment, the Company and Mr. Dies entered into a letter agreement (the “Letter Agreement”), which provides that, in order to appropriately compensate him for his increased responsibilities as Interim Chief Executive Officer, Mr. Dies will receive a monthly cash stipend of $60,000, an increase to his 2024 target long-term incentive award opportunity of $200,000 and a grant of RSUs with a grant date value of $200,000 and vesting on the same basis as the annual award of RSUs granted to the Company’s executives in 2023.

The foregoing descriptions of the Separation Agreement and Letter Agreement in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the Separation Agreement and Letter Agreement, as applicable, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated in this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the appointment of Mr. Dies as Interim Chief Executive Officer and the departure of Mr. Lautenbach as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with Items 5.02 and 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of September 29, 2023, between Pitney Bowes Inc. and Marc Lautenbach

10.2	Letter Agreement, dated as of September 29, 2023, between Pitney Bowes, Inc. and Jason Dies

99.1	Press Release, dated October 2, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023	Pitney Bowes Inc.

	By:	/s/ Daniel Goldstein
		Name:	Daniel Goldstein
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary